EXHIBIT 10.14(b)
RESTAURANT BRANDS INTERNATIONAL INC.
2023 OMNIBUS INCENTIVE PLAN
BOARD MEMBER RESTRICTED STOCK UNIT AWARD AGREEMENT
You previously made an election to forgo some or all of your annual retainer payable to you as a Director and fees payable to you as a Director for attending meetings of the Board or any committee of the Board and for serving as chairman of, or being on, a committee of the Board (collectively referred to as “Fees”), and instead to be granted Restricted Stock Units (“RSUs”). Pursuant to your election, you have elected to forgo Fees otherwise payable in 2023. The number of RSUs awarded to you pursuant to this Board Member Restricted Stock Unit Award Agreement (this “Award Agreement”) is equal to the number of Shares having a value equal to the Fees you have elected to forgo, multiplied by two, and divided by the Fair Market Value of a Share (as determined under the Plan referred to below).
Unless defined in this Award Agreement, capitalized terms will have the same meanings ascribed to them in the Restaurant Brands International Inc. 2023 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”).
Pursuant to Section 8 of the Plan, you have been granted RSUs on the following terms and subject to the provisions of the Plan, which are incorporated herein by reference. In the event of a conflict between the provisions of the Plan and this Award Agreement, the provisions of the Plan will govern.
Total Number of RSUs:    __________
Grant Date:    December 29, 2023
Vesting Date:     Full and immediate vesting
    By accepting this Award of RSUs and agreeing to this Award Agreement, you and the Company agree that this Award of RSUs is granted under and governed by the terms and conditions of the Plan, the terms and conditions set forth in the attached Exhibit A, the additional terms and conditions for directors outside the U.S. and any additional terms and conditions for your country set forth in Exhibits B and C. Exhibits A, B and C (which has the effect of, among other things, restricting vesting of any RSUs beyond your Termination Date) constitute part of this Award Agreement

RESTAURANT BRANDS INTERNATIONAL INC.

________________________	By: ______________________________
Name: ________________	Name: Jill Granat Title: General Counsel

EXHIBIT 10.14(b)
EXHIBIT A

TERMS AND CONDITIONS OF THE
BOARD MEMBER RESTRICTED STOCK UNIT AWARD AGREEMENT

No Payment for Shares.

    No payment is required for Shares that you may receive under this Award.

Restricted Stock Units.

    Each RSU represents a right to receive one Share subject to the terms and conditions of the Plan and this Award Agreement.

Settlement.

RSUs shall be settled as described in this section. The Company shall deliver to you a number of Shares equal to the number of RSUs awarded to you pursuant to this Award Agreement, such delivery to be made on a date determined by the Committee that is within 30 days after your Separation from Service, as defined herein (the “Settlement Date”).
For purposes of this Award Agreement, “Separation from Service” means the cessation of your Service as a Director, determined in a manner consistent with the requirements of Section 409A(a)(2)(A)(i) of the Code and the Treasury Regulations and other guidance issued thereunder.
Dividend Equivalents.
During the term of this Award Agreement, you shall have the right to receive distributions (the “Dividend Equivalents”) from the Company equal to any dividends or other distributions that would have been distributed to you if each of the Shares to be delivered to you upon settlement of the RSUs instead was an issued and outstanding Share owned by you. The Dividend Equivalents, reduced by any applicable withholding taxes, shall be subject to the same terms and conditions under this Award Agreement as the Shares to which they relate, and shall be distributed on the same Settlement Date as the Shares to which they relate. Each Dividend Equivalent shall be treated as a separate payment for purposes of Section 409A of the Code.
Taxes.
You acknowledge that you are required to pay any withholding or other applicable taxes that may be due as a result of the grant or settlement of this Award and the receipt of Shares and cash hereunder.
No Guarantee of Continued Service.
You acknowledge and agree that this Award Agreement, the transactions contemplated hereunder and the settlement terms shall not be construed as giving you the right to continue to provide Service to the Company. Further, the Company may at any time dismiss you, free from any liability, or any claim under the Plan, unless otherwise expressly provided in any other agreement binding you and the Company. The receipt of

EXHIBIT 10.14(b)
this Award is not intended to confer any rights on you except as set forth in this Award Agreement.
Termination for Cause; Restrictive Covenants.
In consideration for the grant of this Award and for other good and valuable consideration, the sufficiency of which is acknowledged by you, you agree as follows:
Upon (i) a termination of your Service for Cause, or (ii) a violation of any post-termination restrictive covenant (including, without limitation, non-disclosure, non-competition and/or non-solicitation) contained in any separation or termination or similar agreement you may enter into with the Company in connection with termination of your Service, any RSUs you then hold that have not been settled shall be immediately forfeited and the Company may require that you repay (with interest or appreciation (if any), as applicable, determined up to the date payment is made), and you shall promptly repay (in cash or in Shares), to the Company, the Fair Market Value of any Shares (including Shares withheld for taxes) received upon the settlement of RSUs during the period beginning on the date that is one year before the date your Service terminates and ending on the first anniversary of the date your Service terminates. The Fair Market Value of any such Shares shall be determined as of the Settlement Date.
For purposes of this Award Agreement, the following terms shall have the following meanings:
“Cause” means your (i) gross negligence or willful misconduct in connection with your duties as a member of the Board or refusal, after demand, to substantially perform such duties, (ii) material violation of the Company’s policies, procedures, rules and regulations, including, without limitation, the Board of Director Code of Conduct and the Restaurant Brands International Inc. Code of Business Ethics and Conduct, in each case, as they may be amended from time to time in the Company’s sole discretion; (iii) dishonesty, fraud, embezzlement, misappropriation of funds or theft, or (iv) commission of a felony or other serious crime involving moral turpitude.
    If your Service terminates for any reason other than for Cause (as defined above) and, within the twelve (12) month period subsequent to such termination of your Service, the Company determines that your Service could have been terminated for Cause, your Service will, at the election of the Company, be deemed to have been terminated for Cause, effective as of the date the events giving rise to Cause occurred.

Company’s Right of Offset.

If you become entitled to a distribution of benefits under this Award, and if at such time you have any outstanding debt, obligation, or other liability representing an amount owing to the Company or any of its Affiliates, then the Company or its Affiliates may, upon a determination by the Committee, and to the extent permitted by applicable law and not causing a violation of Section 409A of the Code, may offset such amount so owing against the amount of benefits otherwise distributable. Such determination shall be made by the Committee.
Acknowledgment of Nature of Award.
In accepting the grant of this Award, you acknowledge that:

EXHIBIT 10.14(b)
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan;
(b)    the grant of this Award is voluntary, occasional and discretionary and does not create any contractual or other right to receive future awards of RSUs, or benefits in lieu of RSUs even if RSUs have been awarded in the past;
(c)    all decisions with respect to future awards, if any, will be at the sole discretion of the Company;
(d)    your participation in the Plan is voluntary;
(e)    this Award and any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;
(f)    the future value of the underlying Shares is unknown and cannot be predicted with certainty;
(g)    if you receive Shares, the value of such Shares acquired upon settlement may increase or decrease in value;
(h)    your participation in the Plan will not be interpreted to form an employment or other Service relationship with the Company; and
(i)    no claim or entitlement to compensation or damages arises from termination of this Award, and no claim or entitlement to compensation or damages shall arise from any diminution in value of the RSUs or Shares received upon settlement of the RSUs resulting from termination of your Service by the Company and you irrevocably release the Company from any such claim that may arise.
Securities Laws.
    By accepting this Award, you acknowledge that Canadian or other applicable securities laws, including, without limitation, U.S. securities laws, and/or the Company’s policies regarding trading in its securities may limit or restrict your right to buy or sell Shares, including, without limitation, sales of Shares acquired in connection with this Award. You agree to comply with all Canadian and any other applicable securities law requirements, including, without limitation, any U.S. securities law requirements, and Company policies, as such laws and policies are amended from time to time.
Data Privacy Notice and Consent.
You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Award Agreement by the Company for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You understand that the Company holds certain personal information about you, including, but not limited to, your name, home address, email address and telephone number, date of birth, social insurance or social security number , passport or other

EXHIBIT 10.14(b)
identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to Shares awarded, canceled or outstanding in your favor (“Data”), for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You understand that Data will be transferred to Solium Capital or such other third party assisting in the implementation, administration and management of the Plan, that these recipients may be located in Canada, the United States or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You authorize the recipients to receive, possess, use, retain and transfer Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that refusal or withdrawal of consent may affect your ability to participate in the Plan. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your Service with the Company will not be affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant you RSUs or other awards or administer or maintain such awards. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact a human resources representative of the Company.
Upon request of the Company, you agree to provide a separate executed data privacy consent form (or any other agreements or consents that may be required by the Company) that the Company may deem necessary to obtain from you for the purpose of administering your participation in the Plan in compliance with the data privacy laws in your country, either now or in the future. You understand and agree that you will not be able to participate in the Plan if you fail to provide any such consent or agreement requested by the Company.
Limits on Transferability; Beneficiaries.
This Award shall not be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability to any party, or Transferred, otherwise than by your will or the laws of descent and distribution or to a Beneficiary upon your death, except that this Award may be Transferred to one or more Beneficiaries or other Transferees during your lifetime with the consent of the Committee. A Beneficiary, Transferee or other person claiming any rights under this Award Agreement shall be subject to all terms and conditions of the Plan and this Award Agreement, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.
No Transfer to any executor or administrator of your estate or to any Beneficiary by will or the laws of descent and distribution of any rights in respect of this Award shall be effective to bind the Company unless the Committee shall have been furnished with (i) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the Transfer and (ii) the written agreement of the Transferee to comply with all the terms and conditions applicable to this Award and any Shares received upon settlement of RSUs that are or would have been applicable to you.
Notwithstanding any other provision hereof, you shall not be permitted to Transfer Shares during a Blackout Period.

EXHIBIT 10.14(b)

Section 409A Compliance.
Neither the Plan, nor this Award Agreement is intended to provide for a deferral of compensation that would subject the RSUs to taxation prior to the issuance of Shares as a result of Section 409A of the Code. Notwithstanding anything to the contrary in the Plan, or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without your consent, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code prior to the actual payment of Shares pursuant to this Award.
Notwithstanding the foregoing, the Company does not make any representation to you that this Award is exempt from, or satisfies, the requirements of Section 409A and the Company shall have no liability or other obligation to indemnify or hold harmless you or any Beneficiary for any tax, additional tax, interest or penalties that you or any Beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.
Entire Agreement; Governing Law; Jurisdiction; Waiver of Jury Trial.
    The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings, representations and agreements (whether oral or written) of the Company and you with respect to the subject matter hereof. This Award Agreement may not be modified in a manner that adversely affects your rights heretofore granted under the Plan, except with your consent or to comply with applicable law or to the extent permitted under other provisions of the Plan. This Award Agreement is governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein, without regard to its principles of conflict of laws.

    ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AWARD OR THE AWARD AGREEMENT MAY BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE PROVINCE OF ONTARIO, AND YOU IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. ANY ACTIONS OR PROCEEDINGS TO ENFORCE A JUDGMENT ISSUED BY ONE OF THE FOREGOING COURTS MAY BE ENFORCED IN ANY JURISDICTION.

    TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, YOU HEREBY WAIVE AND COVENANT THAT YOU WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AWARD AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE.

By signing this Award Agreement, you acknowledge the receipt of a copy of the Plan and represent that you understand the terms and conditions of the Plan, and hereby accept this Award subject to all provisions in this Award Agreement and in the Plan. You hereby agree to accept as final, conclusive and binding all decisions or

EXHIBIT 10.14(b)
interpretations of the Committee upon any questions arising under the Plan or this Award Agreement.

Electronic Delivery and Participation.
The Company may, in its sole discretion, decide to deliver any documents related to this Award or future awards that may be awarded under the Plan by electronic means or request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
Agreement Severable.
In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.
Language.
You acknowledge that you are proficient in the English language, or have consulted with an advisor who is sufficiently proficient in the English language, so as to allow you to understand the content of this Award Agreement and other Plan-related materials. If you have received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
Non-U.S. Terms and Conditions.
    Notwithstanding any provision in this Award Agreement, if you work and/or reside outside the U.S., this Award shall be subject to the additional terms and conditions set forth in Exhibits B and C, as applicable. Moreover, if you relocate to one of the countries or between countries included in Exhibits B or C, the additional terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Exhibits B and C constitute part of this Award Agreement.
Waiver.
    You acknowledge that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by you or any other Participant.

EXHIBIT 10.14(b)
EXHIBIT B

Restaurant Brands International Inc.
2023 OMNIBUS INCENTIVE PLAN

ADDITIONAL TERMS AND CONDITIONS OF THE
BOARD MEMBER RESTRICTED STOCK UNIT AWARD AGREEMENT FOR
DIRECTORS OUTSIDE THE U.S.

Certain capitalized terms used but not defined in this Exhibit B have the meanings set forth in the Restaurant Brands International Inc. 2023 Omnibus Incentive Plan (the “Plan”) and/or the Board Member Restricted Stock Unit Award Agreement (the “Award Agreement”).

TERMS AND CONDITIONS

This Exhibit B includes additional terms and conditions that govern this Award granted to you under the Plan if you reside and/or work outside the U.S, and/or in one of the countries listed below. If you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transfer residency after this Award is granted or are considered a resident of another country for local law purposes, the Committee shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to you.

NOTIFICATIONS

This Exhibit B also includes information regarding securities, exchange controls, tax and certain other issues of which you should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of December 2023. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Exhibit B as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time you acquire or sell Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

Finally, if you are a citizen or resident of a country other than the one in which you are currently residing, transfer to another country after this Award is granted or are considered a resident of another country for local law purposes, the information contained herein may not be applicable to you, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to you.

EXHIBIT 10.14(b)
GENERAL TERMS AND CONDITIONS FOR DIRECTORS OUTSIDE THE U.S.

The following terms and conditions apply if you reside and/or work outside of the U.S. and supplement the entire Award Agreement generally.

Entire Agreement.
The following provisions replace the first sentence of the Entire Agreement section of Exhibit A:

The Plan and the Award Agreement, including this Exhibit B, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings, representations and agreements (whether oral or written) of the Company and you with respect to the subject matter hereof.

Taxes.
The following provisions supplement the Taxes section of Exhibit A:

Regardless of any action the Company takes with respect to any or all income tax, social insurance, fringe benefits tax, payroll tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you, (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed any amount actually withheld by the Company. You further acknowledge that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or Dividend Equivalents; and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you have become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, you will pay or make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, you authorize the Company or its agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(a)     withholding from cash compensation payable to you by the Company; or
(b)     withholding from proceeds of the sale of Shares acquired at settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization); or
(c)     withholding in Shares to be issued at settlement of the RSUs.

The Committee shall establish the method of withholding from alternatives (a) – (c) above, or if the Committee does not exercise its discretion prior to the taxable event or tax withholding event, as applicable, then you shall be entitled to elect the method of withholding from the alternatives above.

The Company may withhold or account for Tax-Related Items by considering applicable statutory withholding rates, in which case you may receive a refund of any over-withheld

EXHIBIT 10.14(b)
amount in cash and will have no entitlement to the Shares equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

Finally, you shall pay to the Company any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if you fail to comply with your obligations in connection with the Tax-Related Items.

Limits on Transferability; Beneficiaries.
The following provision supplements the Limits on Transferability; Beneficiaries section of Exhibit A:

This Award may not be Transferred to a designated Beneficiary and may only be Transferred upon your death to your legal heirs in accordance with applicable laws of descent and distribution. In no case may this Award be Transferred to another individual during your lifetime.

Acknowledgement of Nature of Award.
The following provisions supplement the Acknowledgment of Nature of Award section of Exhibit A:

You understand, acknowledge and agree to the following with respect to this Award:

(a)    The Award and any Shares acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation.

(b)    Neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar or Canadian Dollar, as applicable, that may affect the value of this Award or of any amounts due to you pursuant to the settlement of this Award or the subsequent sale of any Shares acquired upon settlement.

(c)    Unless otherwise provided in the Plan or by the Company in its discretion, this Award and the benefits under the Plan evidenced by the Award Agreement do not create any entitlement to have this Award or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares.

No Advice Regarding Award.
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

Insider Trading Restrictions/Market Abuse Laws.

You acknowledge that, depending on your country or the designated broker’s country, or the countr(ies) in which the Shares are listed, you may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect your

EXHIBIT 10.14(b)
ability to accept, acquire, sell or attempt to sell or otherwise dispose of the Shares, rights to Shares (e.g., this Award) or rights linked to the value of Shares, during such times as you are considered to have “inside information” regarding the Company (as defined by the laws or regulations in applicable jurisdictions, including the U.S. and your country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before possessing inside information. Furthermore, you may be prohibited from (i) disclosing insider information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you should speak to your personal advisor on this matter.
Exchange Control, Foreign Asset/Account and/or Tax Reporting Requirements.

Depending on the country to which laws you are subject, you may have certain foreign asset and/or tax reporting requirements which may affect your ability to acquire or hold the Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on the Shares acquired under the Plan) in a brokerage or bank account outside your country. You may be required to report such accounts, assets or transactions to the tax or other authorities in your country. You also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to your country through a designated bank or broker within a certain time after receipt. You acknowledge that it is your responsibility to be compliant with such regulations, and you should speak to your personal advisor on this matter.
Imposition of Other Requirements.

The Company reserves the right to impose other requirements on your participation in the Plan, on this Award and on any Shares acquired upon settlement of this Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

EXHIBIT 10.14(b)
COUNTRY-SPECIFIC TERMS AND CONDITIONS AND NOTIFICATIONS FOR DIRECTORS OUTSIDE THE U.S. AND CANADA

BELGIUM

TERMS AND CONDITIONS

Data Privacy Information and Consent.

(a)Data Collection and Usage. The Company collects, processes and uses certain personal information about you, including, but not limited to, your name, home address, telephone number, email address, date of birth, social insurance number, passport or other identification number, Fees, nationality, job title, any Shares or directorships held in the Company, details of all awards granted under the Plan or any other entitlement to Shares awarded, canceled or outstanding in your favor (“Data”), for the purposes of implementing, administering and managing your participation in the Plan. The legal basis, where required, for the processing of Data is your consent.
(b)Stock Plan Administration Service Providers. The Company transfers Data to Solium Capital and certain of its affiliated companies (“Solium”), which is assisting the Company with the implementation, administration and management of the Plan. The Company may select a different service provider or additional service providers and share Data with such other provider serving in a similar manner. You may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition to the ability to participate in the Plan.
(c)International Data Transfers. The Company and the Solium are based in the United States and Canada. Your country has different data privacy laws and protections than the United States or Canada. The Company’s legal basis for the transfer of Data, where required, is your consent.
(d)Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage your participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and security laws.
(e)Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke the consent, your salary from or Service with the Company will not be affected; the only consequence of refusing or withdrawing the consent is that the Company would not be able to grant you awards under the Plan or administer or maintain such awards.
(f)Data Subject Rights. You may have a number of rights under data privacy laws in your jurisdiction. Depending on where you are based, such rights may include the right to (i) request access to or copies of Data the Company processes, (ii) rectify incorrect Data, (iii) delete Data, (iv) restrict the processing of Data, (v) restrict the portability of Data, (vi) lodge complaints with competent authorities in your jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, you can contact your local human resources representative.
NOTIFICATIONS

EXHIBIT 10.14(b)
Foreign Asset/Account Reporting Information.
Belgian residents are required to report any securities held (including Shares acquired under the Plan) or bank accounts opened outside of Belgium in their annual tax return.

Exchange Control Information.
Belgian residents are also required to provide the National Bank of Belgium with the account details of any such foreign accounts. This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.

Stock Exchange Tax.
A stock exchange tax applies to transactions executed by a Belgian resident through a non-Belgian financial intermediary, such as a U.S. or Canadian broker. The stock exchange tax likely will apply when the Shares are sold.

Annual Securities Accounts Tax.
An annual securities accounts tax may be payable if the total average value of securities held in a Belgian or foreign securities account (e.g., Shares acquired under the Plan) exceeds a certain threshold on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30). In such case, the tax will be due on the value of the qualifying securities held in such account.

BRAZIL

TERMS AND CONDITIONS

Compliance with Law.
In accepting this Award, you agree to comply with applicable Brazilian laws, and to report and pay all Tax-Related Items associated with the settlement of this Award or the subsequent sale of Shares acquired under the Plan.

NOTIFICATIONS

Exchange Control Information.
If you are a resident or domiciled in Brazil, you will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than USD 1,000,000. Quarterly reporting is required if such amount exceeds USD 100,000,000. Assets and rights that must be reported include Shares acquired under the Plan and may include the Award.
Tax on Financial Transactions (IOF).
Payments to foreign countries and repatriation of funds into Brazil, and the conversion between BRL and USD associated with such fund transfers, may be subject to the Tax on Financial Transactions. It is your responsibility to comply with any applicable Tax on Financial Transactions arising from participation in the Plan. You should consult with your personal tax advisor for additional details.

SWITZERLAND

NOTIFICATIONS

Securities Law Information.

EXHIBIT 10.14(b)
Neither this document nor any other materials relating to the offer of this Award (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than Directors of the Company, or (iii) has been or will be filed with, approved by or supervised by any Swiss reviewing body according to article 51 of FinSA or any Swiss regulatory authority (e.g., the Swiss Financial Market Supervisory Authority).

EXHIBIT C

RESTAURANT BRANDS INTERNATIONAL INC.
2023 OMNIBUS INCENTIVE PLAN

ADDITIONAL TERMS AND CONDITIONS TO THE
BOARD MEMBER RESTRICTED STOCK UNIT AWARD AGREEMENT FOR DIRECTORS IN CANADA

Certain capitalized terms used but not defined in this Exhibit C have the meanings set forth in the Restaurant Brands International Inc. 2023 Omnibus Incentive Plan (the “Plan”) and/or the Board Member Restricted Stock Unit Award Agreement (the “Award Agreement”).

TERMS AND CONDITIONS

This Exhibit C includes additional terms and conditions that govern this Award granted to you under the Plan if you reside and/or work in Canada. If you are a citizen or resident of a country other than Canada, transfer residency after this Award is granted or are considered a resident of another country for local law purposes, the Committee shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to you. This Exhibit C forms part of the Award Agreement and should be read in conjunction with the Award Agreement and the Plan, except where there is a conflict between one or more provisions of the Award Agreement and this Exhibit C, or a conflict between one or more provisions of the Plan and this Exhibit C, in which case the provisions of this Exhibit C shall apply.

NOTIFICATIONS

This Exhibit C also includes information regarding securities, exchange controls, tax and certain other issues of which you should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in Canada as of December 2023. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Exhibit C as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time the RSUs subject to this Award vest and settle or you sell Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in Canada may apply to your situation.

Finally, if you are a citizen or resident of a country other than Canada, transfer residency after this Award is granted or are considered a resident of another country for local law purposes, the information contained herein may not be applicable to you.

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TERMS AND CONDITIONS

Taxes.

Prior to the relevant taxable or tax withholding event, as applicable, you will pay or make adequate arrangements satisfactory to the Company to satisfy all withholding and payment on account obligations of the Company. In this regard, you authorize the Company to withhold all applicable Tax-Related Items legally payable by you from any cash compensation paid to you by the Company. Alternatively, or in addition, if permissible under local law, the Company may in its sole and absolute discretion (1) sell or arrange for the sale of Shares that you acquire to meet the withholding obligation for Tax-Related Items (on your behalf pursuant to this authorization without further consent), and/or (2) withhold the amount of Shares necessary to satisfy the Tax-Withholding Items.
The following provisions regarding language consent and data privacy will apply if you are a resident of Quebec:

Language Consent.

The parties acknowledge that it is their express wish that the Award Agreement, as well as all addenda, documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette Convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Data Privacy Notice and Consent.

The following provision supplements the Data Privacy Notice and Consent section of Exhibit A:

You hereby authorize the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration and operation of the Plan for purposes that relate to the administration of the Plan. You further authorize the Company, its Affiliates and the Committee to disclose and discuss the Plan with their advisors. You acknowledge and agree that your personal information, including any sensitive personal information, may be transferred or disclosed outside of the province of Quebec, including to the U.S. You further authorize the Employer, the Company, and any other Affiliate to record such information and to keep such information in your employee file. If applicable, you also acknowledge and authorize the Company, the Employer, and any other Affiliate involved in the administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on you or the administration of the Plan.

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NOTIFICATIONS

Securities Law Information.

You are permitted to sell Shares acquired under the Plan through the designated broker, if any, provided the sale of the Shares acquired under the Plan takes place through the facilities of a stock exchange on which the Shares are listed (i.e., the New York Stock Exchange or the Toronto Stock Exchange), subject to applicable laws and Company policies.

Foreign Asset/Account Reporting Information.

You must report annually on Form T1135 (Foreign Income Verification Statement) any foreign specified property you hold (including any Shares acquired under the Plan, if held outside Canada), if the total value of such foreign specified property exceeds C$100,000 at any time during the year. The unvested portion of this Award also must be reported (generally at nil cost) on Form 1135 if the C$100,000 threshold is exceeded due to other foreign specified property you hold. If Shares are acquired, the cost generally is their adjusted cost base (the “ACB”). The ACB would normally equal the Fair Market Value of the Shares at the time of acquisition, but if you own other Shares, the ACB may have to be averaged with the ACB of the other Shares. The form must be filed with your annual tax return by April 30 of the following year. You should consult with a personal advisor to ensure you comply with the applicable reporting obligation.

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